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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                       TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           PARADIGM TECHNOLOGY, INC.



          PARADIGM TECHNOLOGY, INC., a corporation duly organized and existing under the General Corporation Law of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

          That the amendment to the Corporation's Amended and Restated Certificate of Incorporation set forth in the following resolution was approved by the Corporation's Board of Directors and stockholders, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware:

          RESOLVED, that Article 1 of the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated to read in its entirety as follows:

                                     "Name
                                     -----

            The name of this Corporation is IXYS Corporation."
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          IN WITNESS WHEREOF, Paradigm has caused this certificate to be signed by its duly authorized Acting President and Chief Executive Officer with 23rd day of September 1998.

                                              PARADIGM TECHNOLOGY, INC.


                                              By:  /s/ Richard M. Morley
                                                   ---------------------
                                                   Richard M. Morley
                                                   Acting President

Attest:


By:   /s/ Emeka Chukwu
      ----------------
          Emeka Chukwu
          Secretary

                                      2.